SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2003

Multi-Color Corporation

(Exact name of registrant as specified in charter)

Ohio	0-16148	31-1125853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

    513/381-1480

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 5. Other Events

On November 7, 2003 Multi-Color Corporation (“Company”) announced the approval by the Board of Directors of the Company a 3 for 2 stock split payable November 30, 2003 for all shareholders of record of common stock at the close of business on November 17, 2003. A copy of the press release issued by the Company regarding the stock split is filed herewith as Exhibit 99.1.

Exhibits:

Exhibit No.	Description of Exhibit
99.1	Copy of Press Release, dated November 7, 2003, issued by the Company, publicly announcing the actions reported therein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2003                                                                                                  MULTI-COLOR CORPORATION

                                                                                                                                             (Registrant)

By: /s/ Dawn H. Bertsche
Dawn H. Bertsche
Vice President-Finance, Chief Financial Officer